Exhibit 99.1
OpenText Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Record Cloud, Record Annual Recurring Revenues (ARR) and Record Operating Cash Flows
Declares Cash Dividend of $0.1746 Per Common Share

Fiscal 2020 Fourth Quarter Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$826.6	$838.2	$657.5	$665.9	$332.6	$335.7
+10.6%	+12.2%	+18.0%	+19.5%	+37.5%	+38.8%
Annual Recurring Revenues represents 80% of Total Revenues

•	Operating Cash Flows of $280.3 million in the quarter, up 22.0% Y/Y

•	GAAP net income of $26.4 million, down 63.3% Y/Y

•	Adjusted EBITDA of $317.4 million, up 11.8%, margin of 38.4%, up 40 basis points Y/Y

•	GAAP diluted EPS of $0.10, down 63.0% Y/Y

•	Non-GAAP diluted EPS of $0.80, up 11.1%, and $0.80 in constant currency, up 11.1% Y/Y

Fiscal 2020 Annual Highlights Y/Y

Total Revenues (in millions)		Annual Recurring Revenues (in millions)		Cloud Revenues (in millions)
Reported	Constant Currency	Reported	Constant Currency	Reported	Constant Currency
$3,109.7	$3,146.8	$2,433.3	$2,459.5	$1,157.7	$1,165.8
+8.4%	+9.7%	+12.9%	+14.1%	+27.5%	+28.4%
Annual Recurring Revenues represents 78% of Total Revenues

•	Record Operating Cash Flows of $954.5 million for the year, up 8.9% Y/Y

•	GAAP net income of $234.2 million, down 18.0% Y/Y

•	Adjusted EBITDA of $1,148.1 million, up 4.3%, margin of 36.9%, down 150 basis points Y/Y

•	GAAP diluted EPS of $0.86, down 18.9% Y/Y

•	Non-GAAP diluted EPS of $2.89, up 4.7%, and $2.94 in constant currency, up 6.5% Y/Y

Waterloo, ON, August 6, 2020 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), “The Information Company,” today announced its financial results for the fourth quarter and year ended June 30, 2020.
"Fiscal 2020 was a pivotal year for OpenText, highlighting that digital technologies are the key to business resilience. Businesses that build digital capabilities will recover faster and emerge stronger from this pandemic,” said Mark J.

Barrenechea, OpenText CEO & CTO. “OpenText delivered a record $3.15 billion in total revenues, up 9.7% year-over-year, a record $1.17 billion in cloud revenues, up 28.4% year-over-year and a record $2.46 billion in Annual Recurring Revenues, up 14.1% year-over-year, representing 78% of total revenues - all in constant currency. These record annual results were delivered against the backdrop of a major global pandemic, demonstrating the durability and resilience of our customers and our business.”
Barrenechea added, “I am very proud of the OpenText team and our many accomplishments in Fiscal 2020, including the launch of OpenText Cloud Editions, the acquisitions of Carbonite, Inc. and XMedius, expansion of our Information Management platform into the small and medium business market and valuable expanded partnerships with Google, Amazon and Microsoft. Our commitment to our customers has been unwavering throughout this global crisis as we accelerate their digital transformation, ensuring their systems and processes can handle the changing reality of today, while continuing to develop solutions for the problems of tomorrow.”
“On behalf of OpenText, we commend the brave women and men serving on the front lines of the pandemic, keeping us healthy, safe and productive,” said Barrenechea. “Looking ahead to Fiscal 2021, we are well positioned to weather the short-term challenges ahead, build a stronger and better company, and gain market share.”
“OpenText demonstrated strong Q4 and Fiscal 2020 results that reflect the excellence of our people and operating framework. The durability of our business model and the discipline of OpenText was especially effective as we achieved these results amid the challenge of a global pandemic,” said OpenText EVP and CFO, Madhu Ranganathan. “In Fiscal 2020, we generated in constant currency $1.16 billion of adjusted EBITDA, $954.5 million in Operating Cash Flows and deployed $1,379.0 million of capital to acquire Carbonite, Inc. and XMedius. The integration of Carbonite remains on track to be on our operating model by the end of Fiscal 2021. With $1.7 Billion in cash as of June 30, 2020 and a net leverage ratio of 2.0x, we are well positioned to drive Total Growth, including both organically and through M&A.”

Financial Highlights for Q4 Fiscal 2020 with Year Over Year Comparisons

Summary of Quarterly Results
(in millions except per share data)	Q4 FY20	Q4 FY19	$ Change	% Change (Y/Y)	Q4 FY20 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$332.6	$241.9	$90.7	37.5%	$335.7	38.8%
Customer support	324.9	315.2	9.7	3.1%	330.2	4.7%
Total annual recurring revenues**	$657.5	$557.1	$100.4	18.0%	$665.9	19.5%
License	105.8	119.7	(13.9)	(11.6)%	107.4	(10.3)%
Professional service and other	63.3	70.4	(7.1)	(10.1)%	64.9	(7.7)%
Total revenues	$826.6	$747.2	$79.4	10.6%	$838.2	12.2%
GAAP-based operating income	$91.2	$158.0	($66.8)	(42.3)%	N/A	N/A
Non-GAAP-based operating income (1)	$293.8	$259.0	$34.8	13.4%	$294.8	13.9%
GAAP-based EPS, diluted	$0.10	$0.27	($0.17)	(63.0)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$0.80	$0.72	$0.08	11.1%	$0.80	11.1%
GAAP-based net income attributable to OpenText	$26.4	$72.0	($45.6)	(63.3)%	N/A	N/A
Adjusted EBITDA (1)	$317.4	$283.9	$33.4	11.8%	$318.3	12.1%
Operating cash flows	$280.3	$229.8	$50.5	22.0%	N/A	N/A

Summary of Annual Results
(in millions except per share data)	FY20	FY19	$ Change	% Change (Y/Y)	FY20 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$1,157.7	$907.8	$249.9	27.5%	$1,165.8	28.4%
Customer support	1,275.6	1,247.9	27.7	2.2%	1,293.7	3.7%
Total annual recurring revenues**	$2,433.3	$2,155.7	$277.5	12.9%	$2,459.5	14.1%
License	402.9	428.1	(25.2)	(5.9)%	408.7	(4.5)%
Professional service and other	273.6	284.9	(11.3)	(4.0)%	278.6	(2.2)%
Total revenues	$3,109.7	$2,868.8	$241.0	8.4%	$3,146.8	9.7%
GAAP-based operating income	$503.5	$567.0	($63.5)	(11.2)%	N/A	N/A
Non-GAAP-based operating income (1)	$1,058.8	$1,002.7	$56.1	5.6%	$1,074.8	7.2%
GAAP-based EPS, diluted	$0.86	$1.06	($0.20)	(18.9)%	N/A	N/A
Non-GAAP-based EPS, diluted (1)(2)	$2.89	$2.76	$0.13	4.7%	$2.94	6.5%
GAAP-based net income attributable to OpenText	$234.2	$285.5	($51.3)	(18.0)%	N/A	N/A
Adjusted EBITDA (1)	$1,148.1	$1,100.3	$47.8	4.3%	$1,163.4	5.7%
Operating cash flows	$954.5	$876.3	$78.3	8.9%	N/A	N/A
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend Program
As part of our quarterly, non-cumulative cash dividend program, the Board declared on August 5, 2020 a cash dividend of $0.1746 per common share. The record date for this dividend is September 4, 2020 and the payment date is September 25, 2020. OpenText believes strongly in returning value to its shareholders and intends to maintain its dividend program. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.

Quarterly Business Highlights

•
Key customer wins in the quarter included AIA Thailand, Amway, Arch Resources, Asahi Intecc, Becton Dickinson and Company, Doosan Babcock, iCare Insurance and Care NSW, Leonardo Group, Merck KGaA, Michelin, National Institute of Allergy and Infectious Diseases & the National Institutes of Health Office of Management, Panasonic Corporation, Rapid Radiology, Rivian Automotive, Southwest Gas, US Defense Health Agency and Williams Companies

•	OpenText extends Content Services technology for Microsoft Teams

•	New Webroot® DNS Protection delivers privacy and security

•	OpenText receives 2020 SAP® Pinnacle Award SAP Solution Extensions Partner of the Year

•	OpenText recognized as overall leader in 2020 Aspire Customer Communications Management leaderboard

•	OpenText Named a leader in IDC MarketScape for Customer Communications Management

Summary of Quarterly Results
	Q4 FY20	Q3 FY20	Q4 FY19	% Change (Q4 FY20 vs Q3 FY20)		% Change (Q4 FY20 vs Q4 FY19)
Revenue (millions)	$826.6	$814.7	$747.2	1.5%		10.6%
GAAP-based gross margin	68.5%	65.4%	68.3%	310	bps	20	bps
GAAP-based EPS, diluted	$0.10	$0.10	$0.27	—%		(63.0)%
Non-GAAP-based gross margin (1)	75.8%	73.3%	74.2%	250	bps	160	bps
Non-GAAP-based EPS, diluted (1)(2)	$0.80	$0.61	$0.72	31.1%		11.1%

Summary of Annual Results
	FY20	FY19	% Change
Revenue (millions)	$3,109.7	$2,868.8	8.4%
GAAP-based gross margin	67.7%	67.6%	10	bps
GAAP-based EPS, diluted	$0.86	$1.06	(18.9)%
Non-GAAP-based gross margin (1)	74.5%	74.1%	40	bps
Non-GAAP-based EPS, diluted (1)(2)	$2.89	$2.76	4.7%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Please also see note 14 to the Company's Fiscal 2018 Consolidated Financial Statements on Form 10-K. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.
Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 10 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/investor-events-and-presentations.

A replay of the call will be available beginning August 6, 2020 at 7:00 p.m. ET through 11:59 p.m. on August 20, 2020 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 4814 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures. Additionally, “off-cloud” is a term we use to describe license transactions.

OpenText Investor Day 2020

OpenText will host a virtual Investor Day on Thursday, November 12, 2020. The virtual conference will include an annual strategic update with formal presentations by the OpenText executive team. Further details will be provided closer to the event date. Investors and Analysts are invited to pre-register by contacting investors@opentext.com.

About OpenText

OpenText, The Information Company™, enables organizations to gain insight through market leading information management solutions, on-premises or in the cloud. For more information about OpenText (NASDAQ: OTEX, TSX: OTEX) visit opentext.com.
Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2021 (Fiscal 2021) on growth, the financial and operational impact of COVID-19 and associated preemptive measures and restructuring plans, anticipated benefits of our partnerships and next generation product lines, the strength of our operating framework and balance sheet flexibility, continued investments in product innovation, go-to-market and strategic acquisitions, M&A continuing to be our leading growth contributor, our capital allocation strategy, creating value through investments in broader Information Management capabilities, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, total growth from acquisitions, innovation and organic initiatives, the focus on recurring revenues, improving operational efficiency, expanding cash flow and strengthening the business, adjusted operating income and cash flow, its financial condition, the adjusted operating margin target range, results of operations and earnings, announced acquisitions, ongoing tax matters, the integration of the acquired businesses, declaration of quarterly dividends, future tax rates, new platform and product offerings, scaling OpenText to new levels in Fiscal 2021 and beyond, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the Information Management market including expected growth in the Artificial Intelligence market; (vi) the Company's competitive position in the Information Management market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the Information Management marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, or applicable Canadian securities regulation; (iv) the risks associated with bringing new products and services to market; (v) failure to comply with privacy laws and regulations that are extensive, open to various interpretations and complex to implement including General Data Protection Regulation (GDPR) and Country by Country Reporting (CBCR); (vi) fluctuations in currency exchange rates; (vii) delays in the purchasing decisions of the Company's customers; (viii) the competition the Company faces in its industry and/or marketplace; (ix) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (x) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes including tax reform legislation enacted through the Tax Cuts and Jobs Act in the United States; (xi) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xii) the continuous commitment of the Company's customers; and (xiii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Harry E. Blount
Senior Vice President, Global Head of Investor Relations
Open Text Corporation
415-963-0825
investors@opentext.com

Copyright ©2020 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/who-we-are/copyright-information.

OPEN TEXT CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	June 30, 2020	June 30, 2019
ASSETS
Cash and cash equivalents	$1,692,850	$941,009
Accounts receivable trade, net of allowance for doubtful accounts of $20,906 as of June 30, 2020 and $17,011 as of June 30, 2019	466,357	463,785
Contract assets	29,570	20,956
Income taxes recoverable	61,186	38,340
Prepaid expenses and other current assets	136,436	97,238
Total current assets	2,386,399	1,561,328
Property and equipment	244,555	249,453
Operating lease right of use assets	207,869	—
Long-term contract assets	15,427	15,386
Goodwill	4,672,356	3,769,908
Acquired intangible assets	1,612,564	1,146,504
Deferred tax assets	911,565	1,004,450
Other assets	154,467	148,977
Long-term income taxes recoverable	29,620	37,969
Total assets	$10,234,822	$7,933,975
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$373,314	$329,903
Current portion of long-term debt	610,000	10,000
Operating lease liabilities	64,071	—
Deferred revenues	812,218	641,656
Income taxes payable	44,630	33,158
Total current liabilities	1,904,233	1,014,717
Long-term liabilities:
Accrued liabilities	34,955	49,441
Pension liability	73,129	75,239
Long-term debt	3,584,311	2,604,878
Long-term operating lease liabilities	217,165	—
Deferred revenues	94,382	46,974
Long-term income taxes payable	171,200	202,184
Deferred tax liabilities	148,738	55,872
Total long-term liabilities	4,323,880	3,034,588
Shareholders' equity:
Share capital and additional paid-in capital
271,863,354 and 269,834,442 Common Shares issued and outstanding at June 30, 2020 and June 30, 2019, respectively; authorized Common Shares: unlimited	1,851,777	1,774,214
Accumulated other comprehensive income	17,825	24,124
Retained earnings	2,159,396	2,113,883
Treasury stock, at cost (622,297 shares at June 30, 2020 and 802,871 shares at June 30, 2019, respectively)	(23,608)	(28,766)
Total OpenText shareholders' equity	4,005,390	3,883,455
Non-controlling interests	1,319	1,215
Total shareholders' equity	4,006,709	3,884,670
Total liabilities and shareholders' equity	$10,234,822	$7,933,975

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Revenues:
License	$105,803	$119,728
Cloud services and subscriptions	332,618	241,889
Customer support	324,915	315,248
Professional service and other	63,276	70,356
Total revenues	826,612	747,221
Cost of revenues:
License	3,404	4,128
Cloud services and subscriptions	116,569	103,719
Customer support	32,568	30,761
Professional service and other	48,435	55,183
Amortization of acquired technology-based intangible assets	59,719	42,946
Total cost of revenues	260,695	236,737
Gross profit	565,917	510,484
Operating expenses:
Research and development	100,766	83,708
Sales and marketing	152,882	139,416
General and administrative	62,574	52,954
Depreciation	23,649	25,000
Amortization of acquired customer-based intangible assets	58,998	49,200
Special charges (recoveries)	75,849	2,232
Total operating expenses	474,718	352,510
Income from operations	91,199	157,974
Other income (expense), net	7,790	3,191
Interest and other related expense, net	(40,529)	(32,841)
Income before income taxes	58,460	128,324
Provision for (recovery of) income taxes	32,037	56,309
Net income	$26,423	$72,015
Net (income) loss attributable to non-controlling interests	(31)	(32)
Net income attributable to OpenText	$26,392	$71,983
Earnings per share—basic attributable to OpenText	$0.10	$0.27
Earnings per share—diluted attributable to OpenText	$0.10	$0.27
Weighted average number of Common Shares outstanding—basic	271,717	269,446
Weighted average number of Common Shares outstanding—diluted	272,367	270,652

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)

	Year Ended June 30,
	2020	2019	2018
Revenues:
License	$402,851	$428,092	$437,512
Cloud services and subscriptions	1,157,686	907,812	828,968
Customer support	1,275,586	1,247,915	1,232,504
Professional service and other	273,613	284,936	316,257
Total revenues	3,109,736	2,868,755	2,815,241
Cost of revenues:
License	11,321	14,347	13,693
Cloud services and subscriptions	449,940	383,993	364,160
Customer support	123,894	124,343	133,889
Professional service and other	212,903	224,635	253,389
Amortization of acquired technology-based intangible assets	205,717	183,385	185,868
Total cost of revenues	1,003,775	930,703	950,999
Gross profit	2,105,961	1,938,052	1,864,242
Operating expenses:
Research and development	370,411	321,836	322,909
Sales and marketing	585,044	518,035	529,141
General and administrative	237,532	207,909	205,227
Depreciation	89,458	97,716	86,943
Amortization of acquired customer-based intangible assets	219,559	189,827	184,118
Special charges (recoveries)	100,428	35,719	29,211
Total operating expenses	1,602,432	1,371,042	1,357,549
Income from operations	503,529	567,010	506,693
Other income (expense), net	(11,946)	10,156	17,973
Interest and other related expense, net	(146,378)	(136,592)	(138,540)
Income before income taxes	345,205	440,574	386,126
Provision for (recovery of) income taxes	110,837	154,937	143,826
Net income	$234,368	$285,637	$242,300
Net (income) loss attributable to non-controlling interests	(143)	(136)	(76)
Net income attributable to OpenText	$234,225	$285,501	$242,224
Earnings per share—basic attributable to OpenText	$0.86	$1.06	$0.91
Earnings per share—diluted attributable to OpenText	$0.86	$1.06	$0.91
Weighted average number of Common Shares outstanding—basic	270,847	268,784	266,085
Weighted average number of Common Shares outstanding—diluted	271,817	269,908	267,492

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)

	Year Ended June 30,
	2020	2019	2018
Net income for the period	$234,368	$285,637	$242,300
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	(7,784)	(3,882)	(9,582)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax expense (recovery) effect of ($599), $6 and ($171) for the year ended June 30, 2020, 2019 and 2018, respectively	(1,662)	16	(476)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of $355, $539 and ($489) for the year ended June 30, 2020, 2019 and 2018, respectively	985	1,494	(1,357)
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax expense (recovery) effect of $1,219, ($2,004) and ($1,846) for the year ended June 30, 2020, 2019 and 2018, respectively	1,245	(7,421)	(3,383)
Amortization of actuarial (gain) loss into net income - net of tax (expense) recovery effect of $520, $292 and $183 for the year ended June 30, 2020, 2019 and 2018, respectively	917	272	260
Release of unrealized gain on marketable securities - net of tax effect of nil for the year ended June 30, 2020, 2019, and 2018 respectively	—	—	(617)
Total other comprehensive income (loss) net, for the period	(6,299)	(9,521)	(15,155)
Total comprehensive income	228,069	276,116	227,145
Comprehensive (income) loss attributable to non-controlling interests	(143)	(136)	(76)
Total comprehensive income attributable to OpenText	$227,926	$275,980	$227,069

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)

	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2017	264,060	$1,613,454	(1,102)	$(27,520)	$1,897,624	$48,800	$961	$3,533,319
Issuance of Common Shares
Under employee stock option plans	2,870	54,355	—	—	—	—	—	54,355
Under employee stock purchase plans	721	20,458	—	—	—	—	—	20,458
Share-based compensation	—	27,594	—	—	—	—	—	27,594
Issuance of treasury stock	—	(8,788)	411	8,788	—	—	—	—
Dividends declared ($0.5478 per Common Share)	—	—	—	—	(145,613)	—	—	(145,613)
Other comprehensive income - net	—	—	—	—	—	(15,155)	—	(15,155)
Net income for the year	—	—	—	—	242,224	—	76	242,300
Balance as of June 30, 2018	267,651	$1,707,073	(691)	$(18,732)	$1,994,235	$33,645	$1,037	$3,717,258
Issuance of Common Shares
Under employee stock option plans	1,472	35,626	—	—	—	—	—	35,626
Under employee stock purchase plans	711	21,835	—	—	—	—	—	21,835
Share-based compensation	—	26,770	—	—	—	—	—	26,770
Purchase of treasury stock	—	—	(726)	(26,499)	—	—	—	(26,499)
Issuance of treasury stock	—	(16,465)	614	16,465	—	—	—	—
Dividends declared ($0.6300 per Common Share)	—	—	—	—	(168,859)	—	—	(168,859)
Cumulative effect of ASU 2016-16	—	—	—	—	(26,780)	—	—	(26,780)
Cumulative effect of Topic 606	—	—	—	—	29,786	—	—	29,786
Other comprehensive income - net	—	—	—	—	—	(9,521)	—	(9,521)
Non-controlling interest	—	(625)	—	—	—	—	42	(583)
Net income for the year	—	—	—	—	285,501	—	136	285,637
Balance as of June 30, 2019	269,834	$1,774,214	(803)	$(28,766)	$2,113,883	$24,124	$1,215	$3,884,670
Issuance of Common Shares
Under employee stock option plans	1,530	41,282	—	—	—	—	—	41,282
Under employee stock purchase plans	499	17,757	—	—	—	—	—	17,757
Share-based compensation	—	29,532	—	—	—	—	—	29,532
Purchase of treasury stock	—	—	(300)	(12,424)	—	—	—	(12,424)
Issuance of treasury stock	—	(11,008)	481	17,582	—	—	—	6,574
Dividends declared ($0.6984 per Common Share)	—	—	—	—	(188,712)	—	—	(188,712)
Other comprehensive income - net	—	—	—	—	—	(6,299)	—	(6,299)
Non-controlling interest	—	—	—	—	—	—	(39)	(39)
Net income for the year	—	—	—	—	234,225	—	143	234,368
Balance as of June 30, 2020	271,863	$1,851,777	(622)	$(23,608)	$2,159,396	$17,825	$1,319	$4,006,709

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income for the period	$26,423	$72,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	142,366	117,146
Share-based compensation expense	8,002	6,618
Pension expense	1,479	1,212
Amortization of debt issuance costs	1,130	1,096
Accelerated amortization of right of use assets	36,864	—
Loss on sale and write down of property and equipment	9,714	—
Deferred taxes	14,677	36,118
Share in net (income) loss of equity investees	(2,225)	(3,016)
Changes in operating assets and liabilities:
Accounts receivable	(1,689)	22,731
Contract assets	(13,636)	(8,751)
Prepaid expenses and other current assets	458	(324)
Income taxes	(478)	6,285
Accounts payable and accrued liabilities	72,876	8,912
Deferred revenue	(12,974)	(25,961)
Other assets	(6,309)	(4,304)
Operating lease assets and liabilities, net	3,572	—
Net cash provided by operating activities	280,250	229,777
Cash flows from investing activities:
Additions of property and equipment	(17,704)	(13,405)
Other investing activities	(2,783)	(8,762)
Net cash used in investing activities	(20,487)	(22,167)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	13,493	15,792
Repayment of long-term debt and Revolver	(2,500)	(2,500)
Debt issuance costs	(3,636)	—
Payments of dividends to shareholders	(47,335)	(46,958)
Net cash provided by (used in) financing activities	(39,978)	(33,666)
Foreign exchange gain (loss) on cash held in foreign currencies	19,882	83
Increase (decrease) in cash, cash equivalents and restricted cash during the period	239,667	174,027
Cash, cash equivalents and restricted cash at beginning of the period	1,457,596	769,516
Cash, cash equivalents and restricted cash at end of the period	$1,697,263	$943,543

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2020	June 30, 2019
Cash and cash equivalents	$1,692,850	$941,009
Restricted cash included in Other assets	4,413	2,534
Total Cash, cash equivalents and restricted cash	$1,697,263	$943,543

OPEN TEXT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)

	Year Ended June 30,
	2020	2019	2018
Cash flows from operating activities:
Net income for the period	$234,368	$285,637	$242,300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	514,734	470,928	456,929
Share-based compensation expense	29,532	26,770	27,594
Pension expense	5,802	4,624	3,738
Amortization of debt issuance costs	4,633	4,330	4,646
Amortization of deferred charges and credits	—	—	4,242
Accelerated amortization of right of use assets	36,864	—	—
Loss on extinguishment of debt	17,854	—	—
Loss on sale and write down of property and equipment	9,714	9,438	2,234
Release of unrealized gain on marketable securities to income	—	—	(841)
Deferred taxes	51,388	47,425	89,736
Share in net (income) loss of equity investees	(8,700)	(13,668)	(5,965)
Write off of unamortized debt issuance costs	—	—	155
Changes in operating assets and liabilities:
Accounts receivable	84,499	75,508	(22,566)
Contract assets	(40,301)	(37,623)	—
Prepaid expenses and other current assets	(6,897)	(819)	(7,274)
Income taxes and deferred charges and credits	(35,086)	27,291	(31,323)
Accounts payable and accrued liabilities	30,613	(21,732)	(91,650)
Deferred revenue	25,306	(1,827)	35,629
Other assets	1,127	(4)	497
Operating lease assets and liabilities, net	(914)	—	—
Net cash provided by operating activities	954,536	876,278	708,081
Cash flows from investing activities:
Additions of property and equipment	(72,709)	(63,837)	(105,318)
Purchase of XMedius	(73,335)	—	—
Purchase of Carbonite, Inc., net of cash and restricted cash acquired	(1,305,097)	—	—
Purchase of Dynamic Solutions Group Inc.	(4,149)	—	—
Purchase of Catalyst Repository Systems Inc.	—	(70,800)	—
Purchase of Liaison Technologies, Inc.	—	(310,644)	—
Purchase of Hightail, Inc., net of cash acquired	—	—	(20,535)
Purchase of Guidance Software, Inc., net of cash acquired	—	(2,279)	(229,275)
Purchase of Covisint Corporation, net of cash acquired	—	—	(71,279)
Other investing activities	(14,127)	(16,966)	(18,034)
Net cash used in investing activities	(1,469,417)	(464,526)	(444,441)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	66,600	57,889	75,935
Proceeds from long-term debt and Revolver	3,150,000	—	1,200,000
Repayment of long-term debt and Revolver	(1,713,631)	(10,000)	(1,149,620)
Debt extinguishment costs	(11,248)	—	—
Debt issuance costs	(21,806)	(322)	(4,375)
Purchase of Treasury Stock	(12,424)	(26,499)	—
Purchase of non-controlling interest	—	(583)	—
Payments of dividends to shareholders	(188,712)	(168,859)	(145,613)
Net cash provided by (used in) financing activities	1,268,779	(148,374)	(23,673)
Foreign exchange gain (loss) on cash held in foreign currencies	(178)	(3,826)	(2,186)
Increase (decrease) in cash, cash equivalents and restricted cash during the period	753,720	259,552	237,781
Cash, cash equivalents and restricted cash at beginning of the period	943,543	683,991	446,210
Cash, cash equivalents and restricted cash at end of the period	$1,697,263	$943,543	$683,991

Reconciliation of cash, cash equivalents and restricted cash:	June 30, 2020	June 30, 2019	June 30, 2018
Cash and cash equivalents	$1,692,850	$941,009	$682,942
Restricted cash included in Other assets and Prepaid	4,413	2,534	1,049
Total Cash, cash equivalents and restricted cash	$1,697,263	$943,543	$683,991

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income or earnings per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense.
Adjusted earnings (loss) before interest, taxes, depreciation and amortization (Adjusted EBITDA) is consistently calculated as GAAP-based net income, attributable to OpenText, excluding interest income (expense), provision for income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and Special charges (recoveries).
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management. These items are excluded based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special Charges (recoveries)” caption on the Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company's operating results and underlying operational trends.
In summary the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2020. (In thousands except for per share amounts)
	Three Months Ended June 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$116,569		$(490)	(1)	$116,079
Customer support	32,568		(310)	(1)	32,258
Professional service and other	48,435		(377)	(1)	48,058
Amortization of acquired technology-based intangible assets	59,719		(59,719)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	565,917	68.5%	60,896	(3)	626,813	75.8%
Operating expenses
Research and development	100,766		(1,590)	(1)	99,176
Sales and marketing	152,882		(2,575)	(1)	150,307
General and administrative	62,574		(2,660)	(1)	59,914
Amortization of acquired customer-based intangible assets	58,998		(58,998)	(2)	—
Special charges (recoveries)	75,849		(75,849)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	91,199		202,568	(5)	293,767
Other income (expense), net	7,790		(7,790)	(6)	—
Provision for (recovery of) income taxes	32,037		3,416	(7)	35,453
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	26,392		191,362	(8)	217,754
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.10		$0.70	(8)	$0.80

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 55% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$26,392	$0.10
Add:
Amortization	118,717	0.44
Share-based compensation	8,002	0.03
Special charges (recoveries)	75,849	0.28
Other (income) expense, net	(7,790)	(0.03)
GAAP-based provision for (recovery of) income taxes	32,037	0.12
Non-GAAP-based provision for income taxes	(35,453)	(0.14)
Non-GAAP-based net income, attributable to OpenText	$217,754	$0.80
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2020
GAAP-based net income, attributable to OpenText	$26,392
Add:
Provision for (recovery of) income taxes	32,037
Interest and other related expense, net	40,529
Amortization of acquired technology-based intangible assets	59,719
Amortization of acquired customer-based intangible assets	58,998
Depreciation	23,649
Share-based compensation	8,002
Special charges (recoveries)	75,849
Other (income) expense, net	(7,790)
Adjusted EBITDA	$317,385

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2020. (In thousands except for per share amounts)
	Year Ended June 30, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$449,940		$(1,642)	(1)	$448,298
Customer support	123,894		(1,207)	(1)	122,687
Professional service and other	212,903		(1,294)	(1)	211,609
Amortization of acquired technology-based intangible assets	205,717		(205,717)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	2,105,961	67.7%	209,860	(3)	2,315,821	74.5%
Operating expenses
Research and development	370,411		(5,309)	(1)	365,102
Sales and marketing	585,044		(9,335)	(1)	575,709
General and administrative	237,532		(10,745)	(1)	226,787
Amortization of acquired customer-based intangible assets	219,559		(219,559)	(2)	—
Special charges (recoveries)	100,428		(100,428)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	503,529		555,236	(5)	1,058,765
Other income (expense), net	(11,946)		11,946	(6)	—
Provision for (recovery of) income taxes	110,837		16,897	(7)	127,734
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	234,225		550,285	(8)	784,510
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.86		$2.03	(8)	$2.89

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 32% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$234,225	$0.86
Add:
Amortization	425,276	1.56
Share-based compensation	29,532	0.11
Special charges (recoveries)	100,428	0.37
Other (income) expense, net	11,946	0.04
GAAP-based provision for (recovery of) income taxes	110,837	0.41
Non-GAAP-based provision for income taxes	(127,734)	(0.46)
Non-GAAP-based net income, attributable to OpenText	$784,510	$2.89
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2020
GAAP-based net income, attributable to OpenText	$234,225
Add:
Provision for (recovery of) income taxes	110,837
Interest and other related expense, net	146,378
Amortization of acquired technology-based intangible assets	205,717
Amortization of acquired customer-based intangible assets	219,559
Depreciation	89,458
Share-based compensation	29,532
Special charges (recoveries)	100,428
Other (income) expense, net	11,946
Adjusted EBITDA	$1,148,080

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended March 31, 2020. (In thousands except for per share amounts)
	Three Months Ended March 31, 2020
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$127,565		$(398)	(1)	$127,167
Customer support	32,151		(284)	(1)	31,867
Professional service and other	56,526		(328)	(1)	56,198
Amortization of acquired technology-based intangible assets	63,401		(63,401)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	532,492	65.4%	64,411	(3)	596,903	73.3%
Operating expenses
Research and development	108,184		(1,243)	(1)	106,941
Sales and marketing	166,234		(2,261)	(1)	163,973
General and administrative	68,828		(2,342)	(1)	66,486
Amortization of acquired customer-based intangible assets	59,943		(59,943)	(2)	—
Special charges (recoveries)	9,406		(9,406)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	95,077		139,606	(5)	234,683
Other income (expense), net	(18,923)		18,923	(6)	—
Provision for (recovery of) income taxes	8,891		18,188	(7)	27,079
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	25,965		140,341	(8)	166,306
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.10		$0.51	(8)	$0.61

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 25% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended March 31, 2020
		Per share diluted
GAAP-based net income, attributable to OpenText	$25,965	$0.10
Add:
Amortization	123,344	0.45
Share-based compensation	6,856	0.03
Special charges (recoveries)	9,406	0.03
Other (income) expense, net	18,923	0.07
GAAP-based provision for (recovery of) income taxes	8,891	0.03
Non-GAAP-based provision for income taxes	(27,079)	(0.10)
Non-GAAP-based net income, attributable to OpenText	$166,306	$0.61
Reconciliation of Adjusted EBITDA

Three Months Ended March 31, 2020
GAAP-based net income, attributable to OpenText	$25,965
Add:
Provision for (recovery of) income taxes	8,891
Interest and other related expense, net	41,263
Amortization of acquired technology-based intangible assets	63,401
Amortization of acquired customer-based intangible assets	59,943
Depreciation	24,820
Share-based compensation	6,856
Special charges (recoveries)	9,406
Other (income) expense, net	18,923
Adjusted EBITDA	$259,468

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2019. (In thousands except for per share amounts)
	Three Months Ended June 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$103,719		$(75)	(1)	$103,644
Customer support	30,761		(361)	(1)	30,400
Professional service and other	55,183		(434)	(1)	54,749
Amortization of acquired technology-based intangible assets	42,946		(42,946)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	510,484	68.3%	43,816	(3)	554,300	74.2%
Operating expenses
Research and development	83,708		(1,323)	(1)	82,385
Sales and marketing	139,416		(2,006)	(1)	137,410
General and administrative	52,954		(2,419)	(1)	50,535
Amortization of acquired customer-based intangible assets	49,200		(49,200)	(2)	—
Special charges (recoveries)	2,232		(2,232)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	157,974		100,996	(5)	258,970
Other income (expense), net	3,191		(3,191)	(6)	—
Provision for (recovery of) income taxes	56,309		(24,651)	(7)	31,658
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	71,983		122,456	(8)	194,439
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.27		$0.45	(8)	$0.72

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 44% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$71,983	$0.27
Add:
Amortization	92,146	0.34
Share-based compensation	6,618	0.02
Special charges (recoveries)	2,232	0.01
Other (income) expense, net	(3,191)	(0.01)
GAAP-based provision for (recovery of) income taxes	56,309	0.21
Non-GAAP-based provision for income taxes	(31,658)	(0.12)
Non-GAAP-based net income, attributable to OpenText	$194,439	$0.72
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2019
GAAP-based net income, attributable to OpenText	$71,983
Add:
Provision for (recovery of) income taxes	56,309
Interest and other related expense, net	32,841
Amortization of acquired technology-based intangible assets	42,946
Amortization of acquired customer-based intangible assets	49,200
Depreciation	25,000
Share-based compensation	6,618
Special charges (recoveries)	2,232
Other (income) expense, net	(3,191)
Adjusted EBITDA	$283,938

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the year ended June 30, 2019. (In thousands except for per share amounts)
	Year Ended June 30, 2019
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$383,993		$(948)	(1)	$383,045
Customer support	124,343		(1,242)	(1)	123,101
Professional service and other	224,635		(1,764)	(1)	222,871
Amortization of acquired technology-based intangible assets	183,385		(183,385)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	1,938,052	67.6%	187,339	(3)	2,125,391	74.1%
Operating expenses
Research and development	321,836		(4,991)	(1)	316,845
Sales and marketing	518,035		(7,880)	(1)	510,155
General and administrative	207,909		(9,945)	(1)	197,964
Amortization of acquired customer-based intangible assets	189,827		(189,827)	(2)	—
Special charges (recoveries)	35,719		(35,719)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	567,010		435,701	(5)	1,002,711
Other income (expense), net	10,156		(10,156)	(6)	—
Provision for (recovery of) income taxes	154,937		(33,680)	(7)	121,257
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	285,501		459,225	(8)	744,726
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$1.06		$1.70	(8)	$2.76

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax provision rate of approximately 35% and a Non-GAAP-based tax rate of approximately 14%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded items include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 14%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Year Ended June 30, 2019
		Per share diluted
GAAP-based net income, attributable to OpenText	$285,501	$1.06
Add:
Amortization	373,212	1.38
Share-based compensation	26,770	0.10
Special charges (recoveries)	35,719	0.13
Other (income) expense, net	(10,156)	(0.04)
GAAP-based provision for (recovery of) income taxes	154,937	0.57
Non-GAAP-based provision for income taxes	(121,257)	(0.44)
Non-GAAP-based net income, attributable to OpenText	$744,726	$2.76
Reconciliation of Adjusted EBITDA

Year Ended June 30, 2019
GAAP-based net income, attributable to OpenText	$285,501
Add:
Provision for (recovery of) income taxes	154,937
Interest and other related expense, net	136,592
Amortization of acquired technology-based intangible assets	183,385
Amortization of acquired customer-based intangible assets	189,827
Depreciation	97,716
Share-based compensation	26,770
Special charges (recoveries)	35,719
Other (income) expense, net	(10,156)
Adjusted EBITDA	$1,100,291

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months and year ended June 30, 2020 and 2019:

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	13%	24%	15%
GBP	4%	5%	6%	6%
CAD	3%	8%	3%	9%
USD	63%	57%	58%	53%
Other	8%	17%	9%	17%
Total	100%	100%	100%	100%

	Year Ended June 30, 2020		Year Ended June 30, 2019
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	14%	24%	15%
GBP	5%	6%	6%	6%
CAD	3%	9%	4%	10%
USD	61%	55%	58%	51%
Other	9%	16%	8%	18%
Total	100%	100%	100%	100%
*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).